Exhibit 99.1

July 14, 2009	Analyst Contact:	Christy Williamson
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners Declares Quarterly Distribution

TULSA, Okla. – July 14, 2009 – The board of directors of the general partner of ONEOK Partners, L.P. (NYSE: OKS) today declared a quarterly cash distribution of $1.08 per unit, effective for the second quarter 2009, resulting in an annualized cash distribution of $4.32 per unit.  The distribution is payable Aug. 14, 2009, to unitholders of record as of July 31, 2009.

The distribution is unchanged from the first quarter 2009.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.1 percent of the partnership.  ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web site at www.oneokpartners.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to financial adjustments in connection with the accelerated share repurchase program and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances.  OKS-FD

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